UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of principal executive offices)		(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, Scripps Networks Interactive, Inc. (the “Company”) amended its employment agreement with Joseph G. NeCastro, Chief Financial Officer and Chief Administrative Officer. The amendment increases Mr. NeCastro’s annual base salary to $850,000, his target annual incentive to 80%, and extended the term of Mr. NeCastro’s employment to December 31, 2016, with an option for the Company to continue his employment for one additional year, subject to Mr. NeCastro’s acceptance of the extension. If Mr. NeCastro’s employment is extended for one year then the Company shall grant Mr. NeCastro the following restricted share units: (1) a number of Restricted Share Units obtained by dividing $400,000 by the per-share closing price of the Company’s Class A Common Shares on December 31, 2016, that would vest on December 31, 2017 provided Mr. NeCastro remains in the continuous employment of the Company through that date and (2) a number of Performance-Based Restricted Share Units obtained by dividing $100,000 by the per-share closing price of the Company’s Class A Common Shares on December 31, 2016, that would vest on December 31, 2017 if Mr. NeCastro meets certain financial and succession goals set by the Compensation Committee of the Company’s Board of Directors for calendar year 2017. The amendment also expands the definition of “good reason” in Mr. NeCastro’s employment agreement to include, among other things, (1) a material adverse change in his titles and (2) a reduction in his annual salary or target incentive.

The foregoing summary of the employment agreement amendment is qualified in its entirety by reference to the full text of the employment agreement amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

On November 14, 2012, Mr. NeCastro was granted (1) 6,746 Restricted Share Units that vest on December 31, 2016 provided Mr. NeCastro remains in the continuous employment of the Company through that date and (2) 1,687 Performance-Based Restricted Share Units that vest equally on December 31 of each of the calendar years 2013 through 2016 if Mr. NeCastro meets certain financial and succession goals that are set annually by the Compensation Committee. All of the restricted share units granted to Mr. NeCastro on November 14, 2012 have accelerated vesting upon his involuntarily termination (termination without cause or for good reason) or upon a change in control. Mr. NeCastro will forfeit the unvested portion of the awards upon voluntary termination (without good reason).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1    Amendment to Employment Agreement between the Company and Joseph G. NeCastro

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: November 20, 2012	By:	/s/ Anatolio B. Cruz III
Anatolio B. Cruz III
Chief Legal Officer and Corporate Secretary

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